UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2010

GenCorp Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California		95742
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (916) 355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of GenCorp Inc. (the “Company” or “GenCorp”), previously approved, subject to shareholder approval, certain amendments to the GenCorp 2009 Equity and Performance Incentive Plan (the “2009 Plan”) that would increase the number of shares authorized and reserved for issuance thereunder by 1,500,000 shares and increase the maximum individual award limits set forth therein. At the Company’s Annual Meeting of Shareholders held on March 24, 2010, the Company’s shareholders approved these amendments to the 2009 Plan. The foregoing description of the amendments is qualified in its entirety by reference to the text of the amended version of the 2009 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

On March 24, 2010, the Board approved the following annual base salaries for certain of its Named Executive Officers and set the following target percentages of base salary that such Named Executive Officers could earn if all of their performance measures were met at the (100%) target levels:

Named Executive Officer	Title	Annual Base Salary	Incentive Target
Kathleen E. Redd	Vice President, Chief Financial Officer and Secretary	$336,000	50%
Chris W. Conley	Vice President, Environmental, Health and Safety	$224,900	50%
Robert E. Shenton	Vice President and Chief Operating Officer of Aerojet-General Corporation	$256,700	50%

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Company’s Annual Meeting of Shareholders held on March 24, 2010 (the “Annual Meeting”), shareholders considered four proposals, each of which is described in more detail in the Company’s definitive proxy statement dated February 26, 2010 for the Annual Meeting.  There were 58,782,480 shares of common stock eligible to vote at the meeting. Each of the Board’s proposals was considered and approved by the requisite majority of votes cast or represented.

The vote results detailed below represent final results as certified by the Inspector of Elections:

Proposal 1

Election of eight directors to the Board to serve until the 2011 annual meeting of shareholders and until their respective successors have been duly elected and qualified.

	For	Withheld	Broker Non-Votes
Thomas A. Corcoran	43,262,136	4,514,378	4,445,131
James R. Henderson	32,130,795	15,645,719	4,445,131
Warren G. Lichtenstein	43,843,567	3,932,947	4,445,131
David A. Lorber	44,479,191	3,297,323	4,445,131
James H. Perry	45,007,018	2,769,496	4,445,131
Scott J. Seymour	45,537,731	2,238,783	4,445,131
Martin Turchin	45,034,559	2,741,955	4,445,131
Robert C. Woods	44,939,252	2,837,262	4,445,131

Proposal 2

Approval to amend the Company’s Amended Articles of Incorporation to restrict certain transfers of the Company’s common stock to preserve the value of certain tax assets associated with net operating loss carryforwards under Section 382 of the Internal Revenue Code.

For	Against	Abstentions	Broker Non-Votes
33,552,233	18,340,255	329,157	0

Proposal 3

Approval of certain amendments to the 2009 Plan to increase the number of shares authorized and reserved for issuance thereunder by 1,500,000 shares and increase the maximum individual award limits set forth therein.

For	Against	Abstentions	Broker Non-Votes
42,450,069	4,755,629	570,813	4,445,134

Proposal 4

Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending November 30, 2010.

For	Against	Abstentions	Broker Non-Votes
51,439,072	625,063	157,510	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	GenCorp Inc. Amended and Restated 2009 Equity and Performance Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 26, 2010	GENCORP INC.

	By:	/s/ Kathleen E. Redd
		Name:	Kathleen E. Redd
		Title:	Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	GenCorp Inc. Amended and Restated 2009 Equity and Performance Incentive Plan